UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2014

POLONIA BANCORP, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-35739	45-3181577
(State or other jurisdiction of Incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

3993 Huntingdon Pike, 3rd Floor Huntingdon Valley, Pennsylvania 19006

(Address of principal executive offices) (Zip Code)

(215) 938-8800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Effective October 21, 2014, Polonia Bank (the “Bank”), the wholly-owned subsidiary of Polonia Bancorp, Inc. (the “Company”), and the Office of the Comptroller of the Currency (the “OCC”) entered into a formal written agreement (the “Agreement”). The Agreement relates to the findings of the OCC following its regularly scheduled examination of the Bank that began in the second quarter of 2014. The Agreement does not affect the Bank’s current status as “well capitalized” under applicable regulatory capital guidelines.

The Agreement provides, among other things, that within specified time frames, the Bank will:

•	establish a Compliance Committee of its Board of Directors to monitor and coordinate the Bank’s adherence to the Agreement and to prepare periodic reports describing the Bank’s progress in complying with the Agreement;

•	ensure that it has competent management in place, undertake periodic reviews of the Bank’s management, implement a program to enhance and improve the skills the Bank’s management team, where necessary, act to fill any vacancies among the Bank’s senior executive officers within prescribed timeframes and in accordance with regulations of the OCC;

•	revise its written strategic plan and submit such revised plan to the OCC for review, with such strategic plan establishing objectives for the Bank’s overall risk profile, earnings performance, growth, balance sheet mix, off-balance sheet activities, liability structure, capital and liquidity adequacy, product line development, outsourcing and market segments, together with strategies to achieve the Bank’s objectives;

•	implement a revised asset liability management program to address the Bank’s interest rate risk tolerance;

•	implement a mortgage banking operations risk management program;

•	confirm the terms of the Bank’s current outstanding obligation to fund third party obligations and implement a program for oversight of the Bank’s mortgage origination funding activities;

•	implement a revised internal audit program;

•	implement a program relating to the compensation payable to the Bank’s executive officers, employees and directors to ensure that such compensation is reasonable and not excessive; and

•	implement a revised third party risk management program that is consistent with OCC guidance.

The Agreement and each of its provisions will remain in effect unless and until the provisions are amended, suspended, waived, or terminated in writing by the OCC.

The description of the Agreement set forth in this Item 1.01 is qualified in its entirety by the Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

As a result of the foregoing, the Bank is deemed to be in “troubled condition” and is not considered an “eligible institution” under applicable regulations. As a result, the Bank remains ineligible for expedited processing of any applications that it might file and must obtain the approval of the OCC prior to effecting any change in its directors or senior executive officers. In addition, the Bank is restricted from paying any capital distributions without prior approval of the OCC.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 10.1	Agreement by and between Polonia Bank and the Comptroller of the Currency, dated October 21, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

POLONIA BANCORP, INC.

Date: October 27, 2014	By:	/s/ Paul D. Rutkowski
Paul D. Rutkowski
Chief Financial Officer and Corporate Secretary